POWER OF ATTORNEY

August 1, 2022
KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Laurence D. Paredes of BlackRock Direct Lending Corp. (“BlackRock”) and Dylan Tillman, Katy Berk, Austin Shorter, Bryant Park and Jay Wasserman of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) or any of them, each acting alone, his or her true and lawful attorney-in-fact to:
1.
execute for and on behalf of the undersigned, and file statements on Form ID, Form 3, Form 4 and Form 5 and any successor forms adopted by the Securities and Exchange Commission, as required by the Securities Act of 1933, the Securities Exchange Act of 1934 (the “1934 Act”) and the Investment Company Act of 1940 and the rules thereunder, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the United States Securities and Exchange Commission of reports required by Section 16(a) of the 1934 Act and the rules thereunder; and

2.
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is either of BlackRock or Skadden assuming, any of the undersigned's responsibilities to comply with Section 16 of the 1934 Act.

This Power of Attorney shall remain in full force and effect unless revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date first written above.

BLACKROCK DIRECT LENDING CORP.

/s/ John Doyle
Name:	John Doyle
Title:	President, Chief Operating Officer and Director

Form ID Power of Attorney Signature Page